UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

DEFINED STRATEGY FUND INC.

DOW 30SM ENHANCED PREMIUM & INCOME FUND INC.

DOW 30SM PREMIUM & DIVIDEND INCOME FUND INC.

GLOBAL INCOME & CURRENCY FUND INC.

NASDAQ PREMIUM INCOME & GROWTH FUND INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01

(2)	Aggregate number of securities to which transaction applies:

             shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

We recently mailed you information concerning a special meeting of shareholders regarding Defined Strategy Fund Inc., Dow 30 Enhanced Premium & Income Fund Inc., Dow 30 Premium & Dividend Income Fund Inc., Global Income & Currency Fund Inc. and NASDAQ Premium Income & Growth Fund Inc.. The meeting that was originally scheduled for Tuesday, November 13, 2007 has been adjourned to Friday, December 21, 2007. This rescheduling occurred to permit the further solicitation of proxies because there were not sufficient votes for Quorum.

As you may know the principal purpose of the Meeting is to approve a new sub-advisory agreement for the funds. The Fund’s records indicate that we have not received your vote. We urge you take a moment and vote your proxy today.

1-877-333-2259

Voting is

very important

for your investment and the continued success of the Fund.

Please vote now!

December 21, 2007

Adjourned Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am - 9pm, Sat 10am - 6pm ET)

•	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

IQ Advisor Adjourned